Exhibit 5.2

November 15, 2007

International Coal Group, Inc.

300 Corporate Centre Drive

Scott Depot, WV 25560

Jones Day

222 East 41st Street

New York, NY 10017

Re:	Registration Statement on Form S-3 Filed by International Coal Group, Inc. and
the Guarantors (defined below) Relating to the Exchange Offer (defined below)

Ladies and Gentlemen:

We have acted as special counsel in the State of West Virginia to each West Virginia Guarantor (defined below) of International Coal Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), which relates to the proposed registration for resale (the “Offer”) under the Securities Act of 1933 of $225,000,000 aggregate principal amount of the Company’s 9.00% Convertible Senior Notes due 2012 (the “Notes”), the guarantee of the Notes by the companies listed on Annex A hereto (collectively the “West Virginia Guarantors”) and the companies listed on Annex B hereto (together with the West Virginia Guarantors, the “Guarantors”) and the shares (the “Shares”) of Common Stock, par value $0.01 per share of the Company, issuable upon conversion of the Notes. The Notes were issued pursuant to an Indenture, dated as of July 31, 2007 (the “Indenture”), by and among the Company, the Guarantors and The Bank of New York Trust Company, N.A., as trustee. The Notes are guaranteed (each, a “Guarantee”) on a joint and several basis by the Guarantors.

In rendering this opinion, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. Each West Virginia Guarantor is a corporation, duly incorporated and validly existing under the laws of the State of West Virginia.

2. As of the date of the Indenture, each West Virginia Guarantor had all requisite corporate power and authority to enter into, and as of the date hereof each West Virginia Guarantor has the corporate power and authority to perform its obligations under, the Indenture.

International Coal Group, Inc.

Jones Day

November 15, 2007

3. The execution, delivery and performance of the Indenture and Guarantees by each of the West Virginia Guarantors have been authorized by all necessary corporate action by each such West Virginia Guarantor.

4. The Guarantees do not violate the laws of the State of West Virginia, were validly issued by the West Virginia Guarantors and constitute valid and binding obligations of the West Virginia Guarantors under the laws of the State of West Virginia.

In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the West Virginia Guarantors, and we have not independently checked or verified the accuracy of the statements contained therein.

We have assumed, for purposes of the opinions expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to the laws of the State of West Virginia as currently in effect. We express no opinion with respect to the laws of any other jurisdiction, including federal laws, on the opinions expressed herein.

A. We are members of the bar of the State of West Virginia, and our opinions are limited to the laws of that State. As to any other matters which purport to be governed by the law of a jurisdiction other than the State of West Virginia we assume, without rendering any opinion to such effect, that the laws of such jurisdiction are substantively identical in all material respects to the laws of the State of West Virginia.

B. Our opinion as to the enforceability of any document in accordance with its terms is limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting the rights of creditors, including, without limitation, the West Virginia Uniform Fraudulent Transfer Act (W.Va. Code §§ 40-1A-1 et seq.) and similar State laws, and (2) applicable laws of West Virginia and principles of equity which may restrict the enforcement of certain remedies therein.

C. We express no opinion as to the validity, binding affect or enforceability of any provision in any document for the recovery of legal fees.

D. We express no opinion herein in respect of the legality, validity or enforceability of provisions in any document precluding oral waivers or modifications of provisions of the document or relating to waivers of equitable rights and defenses by the West Virginia Guarantors, precluding the West Virginia Guarantors from asserting certain claims or defenses or from obtaining certain rights and remedies, or purporting to waive the right to trial by jury.

The limitations inherent in the role of special local counsel are such that we cannot and have not independently verified and are not passing upon, and do not assume any responsibility

International Coal Group, Inc.

Jones Day

November 15, 2007

for, the accuracy, completeness or fairness of the information included in the Registration Statement and except for the opinions contained herein, and as specifically provided below, we have not participated in the preparation of any material in connection with the filing by the Company and the Guarantors with the Securities and Exchange Commission of the Registration Statement with respect to the registration Exchange Notes and Exchange Guarantees issuable in exchange for the Outstanding Notes and Outstanding Guarantees, and assume no responsibility for the contents of any such material. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Subject to all of the limitations, qualifications and assumptions set forth herein, Jones Day is hereby authorized to rely on this opinion letter in connection with its opinion letter filed as Exhibit 5.1 to the Registration Statement.

The opinions rendered herein are given on the date hereof, and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect.

Very truly yours,

JACKSON KELLY PLLC

By:	/S/ TAUNJA WILLIS-MILLER
Taunja Willis-Miller
Its: Member

Annex A

West Virginia Guarantors

Name	State
Anker Power Services, Inc.	West Virginia

Bronco Mining Company, Inc.	West Virginia

Hawthorne Coal Company, Inc.	West Virginia

Heather Glen Resources, Inc.	West Virginia

Juliana Mining Company, Inc.	West Virginia

King Knob Coal Co., Inc.	West Virginia

Melrose Coal Company, Inc.	West Virginia

New Allegheny Land Holding Company, Inc.	West Virginia

Patriot Mining Company, Inc.	West Virginia

Vindex Energy Corporation	West Virginia

Wolf Run Mining Company (f/k/a Anker West Virginia Mining Company, Inc.)	West Virginia

Annex B

Other Guarantors

Name	State
Anker Coal Group, Inc.	Delaware

Anker Group, Inc.	Delaware

CoalQuest Development LLC	Delaware

Hunter Ridge Coal Company (f/k/a Anker Energy Corporation)	Delaware

ICG ADDCAR Systems, LLC	Delaware

ICG Beckley, LLC	Delaware

ICG East Kentucky, LLC	Delaware

ICG Eastern Land, LLC	Delaware

ICG Eastern, LLC	Delaware

ICG Hazard Land, LLC	Delaware

ICG Hazard, LLC	Delaware

ICG Illinois, LLC	Delaware

ICG Knott County, LLC	Delaware

ICG Natural Resources, LLC	Delaware

ICG Tygart Valley, LLC	Delaware

ICG, Inc.	Delaware

ICG, LLC	Delaware

Marine Coal Sales Company	Delaware

Simba Group, Inc.	Delaware

Upshur Property, Inc.	Delaware

Vantrans, Inc.	Delaware

White Wolf Energy, Inc. (f/k/a Anker Virginia Mining Company, Inc.)	Virginia